MSPC
Certified Public
Accountants and Advisors
A Professional Corporation

An independent firm associated with
MOORE STEPHENS
INTERNATIONAL LIMITED

March 28, 2012

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read China Sky One Medical, Inc.'s statements included under Item 4.01 of its Form 8-K filed on March 26, 2012 and we agree with such statements concerning our firm.

Very truly yours,

MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

www.mspc-cpa.com
340 North Avenue, Cranford, NJ 07016-2496 Tel 908 272-7000 Fax 908 272-7101
546 5th Avenue, New York, NY 10036-5000 Tel 212 682-1234 Fax 212 687-8846